 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2017

GANNETT CO., INC.

(Exact name of registrant as specified in charter)

Delaware	1-36874	47-2390983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7950 Jones Branch Drive, McLean, Virginia, 22107-0910

(Address of principal executive offices, including zip code)

(703) 854-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2017, the Board of Directors (the “Board”) of Gannett Co., Inc. (the “Company”) approved an increase in the size of the Board from ten to eleven directors and, in connection with such increase, appointed Matthew W. Barzun, age 46, to serve as a director of the Company and as a member of the Audit Committee and Transformation Committee of the Board. The increase in the size of the Board and appointment of Mr. Barzun became effective on July 1, 2017.

 Mr. Barzun served as U.S. ambassador to the United Kingdom from August 2013 to January 2017. He served as National Finance Chair for former President Barack Obama’s re-election campaign in 2011 and 2012. From August 2009 to May 2011, he served as U.S. ambassador to Sweden.  In 2007 and 2008, he volunteered for then-Senator Barack Obama’s presidential election campaign, leading the effort to conduct supporter-driven small-dollar fundraisers.  From 2004 to 2008, Mr. Barzun was a private investor in a number of internet start-ups, including co-founding MedTrackAlert.  He joined CNET Networks in 1993 as its fourth employee and held various management positions during his 11 years with the company, including Chief Strategy Officer. Through his leadership positions at CNET, his work as a private investor in internet companies, and his participation in former President Obama’s 2008 and 2012 election campaigns, Mr. Barzun possesses significant experience in efforts to engage with consumers via online and mobile platforms. He also brings to the Board significant experience in international business and negotiations through his service as U.S. ambassador to Sweden and the United Kingdom. He is an active member of the Louisville, Kentucky, community (one of the Company’s local markets), where he has served on the boards of several civic and non-profit organizations, including the Louisville Free Public Library, Public Radio Partnership, Center for Interfaith Relations and Louisville Urban League. His community involvement has given him insight into how cities such as Louisville grow and the role of local media in that growth.

Upon appointment to the Board, Mr. Barzun became entitled to receive compensation for the 2017-2018 Board year in the same manner as the Company’s other non-employee directors, as described under “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 24, 2017. Mr. Barzun is not a party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K or any arrangement or understanding with any other persons pursuant to which he was selected as a director.

On July 5, 2017, the Company issued a press release announcing Mr. Barzun’s appointment to the Board. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Gannett Co., Inc. Press Release, dated July 5, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gannett Co., Inc.

Date: July 5, 2017	By:	/s/ Barbara W. Wall
Barbara W. Wall
Senior Vice President and Chief Legal Officer

EXHIBIT INDEX

99.1	Gannett Co., Inc. Press Release, dated July 5, 2017